Exhibit 10.13

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED
INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT
MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL. [*] INDICATES THAT INFORMATION HAS BEEN REDACTED.

Media Platform Information Publication Framework Contract

(Contract No.: HT-JG-202207-044)

Party A (name): Beijing Haoxi Digital Technology Co., Ltd.
Business license or ID card: [*]
Legal representative: Xu Lei
Contact: Xu Lei
Contact number: [*]
E-mail: [*]
Mailing address: Room 801, Block C, 8th Floor, 103rd Floor, Huizhongli, Chaoyang District, Beijing

Party B: Jiangxi Juguang Internet Technology Co., Ltd..
Legal representative: Zhang Jianzhou
Contact: Liu Yaowen
Contact number: [*]
E-mail: [*]
Mailing address: 9th Floor, Shangrao Digital Economy Service Park, No. 168, Sanqing Shandong Avenue, Xinzhou District, Shangrao City, Jiangxi Province

[Ocean Engine ①/Tencent K1/Kuaishou LA]

Account name: Jiangxi Juguang Internet Technology Co., Ltd.

Account number: [*]

Bank Name: [*]

Alipay account: [*]

【Ocean Engine ②】

Account name: Jiangxi Juguang Internet Technology Co., Ltd.

Account number: [*]

Bank Name: [*]

Special reminder: Party B only confirms that the account whose account name is “Jiangxi Juguang Internet Technology Co., Ltd.” is the collection account of Party B, and the collection accounts with other names are not Party B’s collection account.

Party A and Party B signed this contract in Xinzhou District, Shangrao City, Jiangxi Province in April 2022 after friendly negotiation, and the place of performance of this contract is Xinzhou District, Shangrao City, Jiangxi Province. On the principle of equality and mutual benefit, in accordance with relevant laws and regulations, Party A agrees to release information on the media platform legally represented by Party B in accordance with the provisions of this contract in order to promote its image, products or services. The two parties have reached the following contract and shall abide by it together.

1	Definition and Explanation

Unless the context in this contract requires otherwise, the following words shall have the following specific meanings:

1.1	Media platform: the traffic product platforms that Party B has agency qualifications and is able to release information for Party A, including but not limited to Tencent advertising platform, Ocean Engine, Weibo Fensitong, Kuaishou platform, Tui-a, Baidu platform etc., that is, websites that provide display pages and locations for advertisements, games, applications, etc.; the details are subject to the media platform confirmed by both parties.

1.2	Information publication content: Party A and / or Party A’s customers design and manufacture by themselves or entrust others to design and manufacture according to law, and are used to display their own brands or the products and services they produce or sell, including but not limited to pictures, text, video, flash, APP and APP content, etc., including the landing page itself.

1.3	Information publication fee: Including but not limited to CPC (Cost Per Click), CPM (Cost Per Thousand Impressions), CPD (Cost Per Download) must be paid by Party A for using Party B’s services cost of. The details are subject to the rules of Party B’s media platform.

1.4	Platform rules: Refers to the relevant rules that need to be followed when using the platform, including but not limited to industry access rules, advertising review specifications, violation penalty specifications, programmatic transaction management specifications, return/ rebate policies, management specifications and other rules and future regulations, specifications, rules, etc. that may be issued. Relevant content may be reflected in various forms such as website announcements, written documents, notices, FAQs, etc., and the publisher shall abide by it when using the platform.

1.5	Recharge service: Party B recharges on behalf of Party A the account with the stored value function opened by Party A on Party B’s service platform, and Party A will pay the same amount of recharge directly to Party B. If any discount is involved, Party A will pay Party B the discounted amount.

2	Contract Execution Term and Content

2.1	Cooperation period: from April 21, 2022, to December 31, 2022.

2.2	Party A places information on the media platform represented by Party B, and Party B opens an account for Party A on the media platform and provides information publication services.

3	Information Publication Service Process

3.1	Rebate: rebate after recharging immediately. Party B will recharge the rebate in the form of electronic currency to Party A’s corresponding media platform account according to the rebate ratio agreed with Party A. Party A agrees that Party B may change at any time according to the adjustment of the rebate rules on the media platform. Party B shall notify Party A within three days of receiving the adjustment of the rebate rules from the media platform. If the two parties fail to reach a consensus, either party has the right to terminate the contract and shall not be liable for breach of contract. If the adjustment of the rebate rules notified by the media platform is traced back to the part that needs to be returned by Party B at a certain time before the notification date, Party B has the right to request Party A to return the part of the rebate amount.

3.2	Party A confirms the recharge amount according to the account consumption and account balance, and notifies Party B by email; Party B recharges Party A’s account after receiving the payment amount from Party A. The consumption data of Party A shall be based on the data records of the backend account of the media platform. If Party A’s funds has not been consumed completely, this part of the funds can be used to publish other information content designated by Party A; if Party A applies for a refund, Party B shall refund to Party A without interest after deducting fines, compensation, liquidated damages, etc. due to Party A.

3.3	Issuance of invoices: Party B shall issue an invoice of equal amount to Party A after Party A submits an application for invoicing after the 10th day of each month upon receipt of payment from Party A.

4	Party A’s Rights and Obligations

4.1	Before signing this contract, Party A should be familiar with and understand the delivery rules and requirements of the media platform. Party A can consult Party B’s contact person for unclear parts of this contract. If no consultation request is made, it is deemed that Party A has known and agreed all the delivery rules and requirements of the media platform. Party A agrees to abide by the rules and management methods of the corresponding media platform (the media platform rules and management methods are subject to the media platform’s announcement).

4.2	If the information publication account is independently operated by Party A:

4.2.1	During the operation period, Party A can log in to the user management portal through the username and password of the media platform, modify the content of the submitted information, adjust the payment price for each click or installation of the submitted information, etc. Party A shall properly keep its username and password, and be responsible for the legal compliance of all operations and promotional content under the user name; if any illegal use of its account is found, Party A shall immediately notify Party B in an effective manner.

4.2.2	Party A shall ensure that the business it engages in, its products and promotional content shall comply with relevant laws and regulations and media platform rules and shall not infringe the rights and interests of any third party.

4.3	Party A guarantees that it has the production, sales and agency qualifications in compliance with laws and regulations, and that the quality of the released products meets the national technical (quality) standards, and that it has completed registration or filing with relevant administrative departments in accordance with the law, and has obtained corresponding approval documents or registration certificate number, and continue to be valid during the duration of this contract; it guarantees that the information content used to display the advertiser’s brand, the advertiser’s own production or authorized sales of products and services must be true and legal, not falsified, not deceptive or misleading to consumers, not violate the laws, regulations, public morals of the People’s Republic of China, or infringe upon the legitimate interests of third parties.

4.4	Party A guarantees that the product does not contain any third-party software, codes or backdoors and other illegal programs that steal information such as viruses, Trojan horses, hidden buckles, absorb traffic, steal users’ phonebooks, text messages, browsing history, record location tracks, and other illegal programs, and shall not infringe on the rights and interests of Party B and users. If the link address posted by Party A is infected by a computer virus, Party B has the right to suspend the posting first, and at the same time notify Party A to carry out anti-virus operation, and the posting can only be resumed after Party A has anti-virused the server and Party B confirms that the link is safe. The suspension of publication during this period shall not be deemed as a breach of contract by Party B, and Party A shall be responsible for the suspension losses.

4.5	After the link to be published is online, Party A shall not display content that violates current laws, regulations and rules by modifying the content of the webpage or program pointed to by the link, setting website redirection, setting malicious code, setting virus, etc.; or Party A makes major changes to the content displayed on the landing page website, such as changing the ordinary products originally promoted to products that require special operating qualifications.

4.6	Party A shall, in accordance with the information release requirements, submit to Party B the true and legal content of the information release, valid qualification certificates, product brochures, review and approval documents from relevant administrative departments and other relevant certification materials.

4.7	Party A shall set up a customer inquiry service, and respond to inquiries and complaints from users in a timely manner within 24 hours, provide answers, and negotiate and resolve user disputes.

4.8	No matter whether there are other stipulations in this contract, Party A shall download and use the materials strictly in accordance with the material selection and delivery process stipulated in this contract and the platform, and shall not use the materials for illegal purposes, and shall not use the materials for things not related to this contract or authorize a third party to use it, and shall not fail to post it without reason within one week after confirming the material, otherwise Party B has the right to give Party A warnings and punish Party A (the amount can be directly deducted from Party A’s account, and the amount that is not enough to be deducted by Party A shall be made up in cash). (This clause is only applicable to Kuaishou platform customers)

5	Party B’s Rights and Obligations

5.1	Party B guarantees that without the prior written consent of Party A, it will not reverse engineer, decompile or disassemble Party A’s products or services, and will not destroy its integrity (including program code, data, etc.), and shall not delete information such as descriptions or declarations about Party A’s copyright.

5.2	Party B guarantees that without the prior written consent of Party A, it shall not lend, lease, transfer or sublicense Party A’s products or services obtained under this contract to any third party in any form, paid or free, for any purpose, and it is not allowed to produce, sell, or use derivative products or services based on Party A’s products or services.

5.3	If the information publication account needs to be operated by Party B on behalf of Party A, Party A shall confirm with Party B in written form, and after the two parties agree, Party B shall provide Party A with agent operation services in the following manner.

5.3.1	Party A shall provide Party B with the content, type and other necessary relevant materials of the information release 5 working days in advance, and Party B shall review the information content and related materials. Party A makes modification or replacement; Party B has the right to refuse to release the information before Party A makes modification or replacement according to Party B’s requirements. If Party A fails to provide incomplete, delayed, illegal, untrue, etc. materials and contents related to advertisement release as stipulated in this contract, which causes Party B to design, produce, and publish advertisements for delays or failure to publish, Party B shall not be liable for breach of contract.

5.3.2	Party A shall ensure that the relevant information it provides to Party B complies with laws and regulations and does not infringe upon the rights and interests of any third party. Party B shall not make any guarantee or guarantee for the legality and non-infringement of the relevant information provided by Party A, and Party A shall bear full responsibility .

5.3.3	Party B shall ensure that the materials produced by it on its behalf are legal and compliant , and do not infringe the rights and interests of any third party; if the materials produced by Party B violate laws and regulations or infringe the rights and interests of third parties and cause losses to Party A, Party B shall compensate Party A direct economic losses.

5.3.4	If the promotional content is wrongly displayed or is not displayed due to Party B’s behavior, Party B shall re-place it for each wrong display or missed display. Party B shall not be liable for any data errors or omissions caused by the media platforms; Party B shall actively assist Party A to provide feedback to the media.

5.4	In accordance with the principle of honesty and trustworthiness, Party B can only provide Party A with a media platform for Party A to release information in the correct way clearly stipulated in the contract, and Party B should not use any fraud or other improper means to damage the interests of Party A and users , shall not make any tampering with Party A’s products or services, and shall not use various malicious methods to defraud effective visits and cause false data to obtain illegal benefits. If Party A discovers and has evidence to prove that Party B has fraudulently obtained effective visits through improper means, Party A has the right to require Party B to reissue information of the same value corresponding to the false data. False data problems not caused by the aforementioned reasons of Party B (such as media platform data problems, false data caused by third-party behavior, etc.) that have nothing to do with Party B, Party A shall settle all payments in a timely manner according to this contract and Party B can assist A to give feedback to the media platform or seek compensation from a third party.

6	Liability for Breach of Contract

6.1	Party A and Party B shall properly exercise their rights and fulfill their obligations to ensure the smooth performance of this contract. If any party fails to fully and timely perform its obligations, the observant party has the right to unilaterally terminate this contract, and has the right to require the breaching party to bear the liability for breach of contract; if it causes losses to the other party, it shall compensate the other party for the economic losses suffered thereby. The agreed losses include, but are not limited to, the amount of media penalties, fines from competent authorities, litigation fees, attorney fees, travel expenses, compensation, settlement fees and/or compensation fees paid to third parties, etc.

6.2	All responsibilities and consequences arising from Party A’s violation of media platform rules or relevant laws and regulations shall be borne by Party A, and Party B has the right to stop Party A from publishing information or/and terminate the contract. From the date Party B notifies Party A, Party A will no longer enjoy the rebate discount. In addition, Party A shall, according to the rebate ratio given by Party B to Party A, use the violation data (equal to all the consumption on Party A’s account in the month when Party A’s violation occurred, and the media platform or relevant departments shall give X times the punishment for Party A’s violation. That is Party A’s consumption of violations * X) as the base to calculate the amount of refundable amount (violation data * rebate ratio). Party A shall pay Party B the amount within 5 working days after receiving the notification from Party B. If Party A pays overdue, Party B has the right to transfer and deduct from the remaining funds in Party A’s account. In addition, if Party B suffers other losses due to Party A’s violation (including but not limited to direct monetary penalties imposed on Party B by the media or relevant departments, Party B’s payment of other third-party compensation, Party B’s rights protection fees, etc.), Party A shall also compensate Party B for all loss. Party A shall pay the relevant amount to Party B within 5 working days after receiving the notification from Party B. If Party A pays overdue, Party B has the right to transfer and deduct from the remaining funds in Party A’s account. The specific punishment measures shall be subject to the notification of the media platform or relevant departments.

6.3	In the event of any dispute arising from Party A’s incomplete qualifications, product quality or promotional cooperation, Party A shall resolve the dispute by itself. If the dispute affects Party B, Party A shall resolve the dispute within 2 natural days from the date of receipt of Party B’s notification. If Party A fails to resolve or fails to resolve and imposes penalties on Party B, Party A shall be liable for compensation, and Party B has the right to first resolve the dispute on its behalf, and Party B has the right to claim compensation from Party A in equal amounts after processing.

7	Special Disclaimer

7.1	Party A understands that for the normal operation of the media platform, the media platform needs to shut down and maintain itself on a regular or irregular basis. If the product information under this contract cannot be released as planned due to such circumstances, Party B shall notify Party A within 3 working days after receiving the notification from the media platform, but Party B is obliged to try its best to avoid service interruption or make such interruption limited to a minimum time. Party A agrees that if Party B fails to release product information as planned due to the above two circumstances, it shall not be deemed as a breach of contract by Party B. However, Party B shall release the original product information at the time and place stipulated in the original plan as far as possible after the situation affecting the release of product information is over, or negotiate with Party A to determine other reasonable solutions.

7.2	Party A understands that Party B’s agency qualifications will change with the adjustment of media platform policies. If Party B is unable to provide information services due to changes in media platform authorization, Party B has the right to unilaterally terminate this contract, and Party A agrees that it will not be deemed a breach of contract by Party B. However, Party B shall immediately notify Party A on the day of receiving the media notification; the two parties shall settle the settlement according to the facts, and if there is unconsumed funds in Party A’s account, Party B shall refund to Party A within 5 working days after Party A applies for a refund.

8	Confidentiality Clause

8.1	Either party shall keep confidential the other party’s confidential materials and information (hereinafter referred to as “confidential information”) that it has learned or come into contact with due to the signing or performance of this contract; without the written consent of the other party, neither party shall disclose, give or transfer such confidential information; if any party discloses, gives or transfers such confidential information, the other party shall compensate the other party for direct economic losses arising therefrom.

8.2	If the other party makes a request, either party shall return any documents, materials or software containing the other party’s confidential information to the other party, or destroy them, or otherwise dispose of them according to the other party’s requirements, and shall not continue to use such confidential information.

8.3	After the termination of this contract, the confidentiality obligations of all parties under this contract will not be terminated accordingly, and all parties still need to abide by the confidentiality clauses of this contract and perform their promised confidentiality obligations until the other party agrees to terminate this obligation , or in fact will not cause any form of damage to the other party due to the violation of the confidentiality clause of this contract.

9	Force Majeure

9.1	“Force majeure” refers to an event that cannot be reasonably controlled by the parties to this contract, is unforeseen, or cannot be avoided even if foreseen, which hinders, affects or delays any party’s performance of all or part of its obligations under this contract. Such events include, but are not limited to, government actions, natural disasters, wars, hacker attacks, or any other similar events.

9.2	The party suffering from a force majeure event may temporarily suspend the performance of its obligations under this contract until the impact of the force majeure event is eliminated and does not need to bear the liability for breach of contract; however, it should do its utmost to overcome the event and reduce its negative impact.

10	Dispute Resolution

10.1	Chinese laws shall apply to the conclusion, effectiveness, execution, interpretation and dispute resolution of this contract. When there is a dispute between the two parties regarding the interpretation and performance of the terms of this contract, the two parties shall resolve the dispute through negotiation in good faith. If the negotiation fails, either party may submit the dispute to the people’s court where the contract is performed for litigation resolution.

11	Effectiveness of the Contract

11.1	This contract will come into effect after both parties A and B affix their official seals or special seals for the contract. (If Party A is a person, then this contract will come into effect after both parties sign their signatures).

11.2	There are two copies of this contract, each of Party A and Party B holds one copy, and each copy has the same legal effect.

11.3	If individual clauses of this contract conflict with existing laws and regulations, both parties can modify this clause, but this does not affect the validity of other clauses of this contract.

12	Notice

12.1	The notification address disclosed in this contract is also the service address of the legal documents of the court or arbitration institution when the two parties work, legal documents and disputes are resolved, and the litigation documents (including judgment documents) of the court or arbitration institution are sent to any party to the contract. Delivery to the disclosed address and / or public address registered in the industrial and commercial registration shall be deemed as effective delivery.

12.2	Party A designates the mailbox [* ] as the contact email, and Party B designates the mailbox [*] as the contact email; both parties guarantee that the holder or user of the mailbox has obtained valid authorization and has legal effect. In addition, the e-mail confirmation suffix stipulated in this contract is [@haoximedia.com], which is the effective e-mail address of Party A to send and receive notifications; the e-mail address whose confirmation suffix is [@juwang.com] is the valid e-mail address of Party B for sending and receiving notifications. The various implementation, confirmation, and acceptance opinions of both parties are subject to the content of the mail sent by the designated mailbox stipulated in this contract; if not sent by the designated mailbox, the content sent by the suffix mailbox agreed in this contract shall prevail.

12.3	If any party sends a notice to the other party in multiple ways, the date when the other party receives the notice at the earliest shall be the delivery date of the notice. If sent by mail, the receipt issued by the courier or the post office shall be used as proof, five business days from the date of dispatch shall prevail; if sent by e-mail, it shall be deemed delivered within 24 hours from the time of dispatch. If a party changes its contact person, postal address or e-mail address, it shall notify the other party in writing 5 working days before the change . If the party fails to notify the other party in time, the loss caused by the change shall be borne by the changed party.

12.4	In order to implement this contract, both parties agree and are aware of the delivery of various notices and norms on the media platform, including but not limited to the release of rules, notices and policies such as advertising review norms, agency management norms, etc., specifically released by the media platform and published content shall prevail. The notices, policies, and norms announced through the media platform shall be deemed to have been delivered and become effective when they are announced on the media platform, and shall be binding on both parties.

13	Other Rules

13.1	Without the prior written consent of the other party, neither party shall transfer any rights or obligations under this contract to any third party, otherwise the non-breaching party has the right to terminate this contract in advance to the breaching party at any time.

13.2	If any clause in this contract is completely or partially invalid or non-executable due to violation of laws or government regulations or for other reasons, the clause is deemed to be deleted. However, the deletion of this clause does not affect the legal effect of other clauses of this contract.

13.3	If the contract expires, the contract will be automatically renewed for one year if both parties do not propose to terminate the contract.

13.4	Both parties can make amendments and supplements to this contract in the form of a written contract . The revised and supplementary contract signed by both parties is an integral part of this contract and has the same legal effect as this contract.

(There is no text below, the signature page follows)

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Date signed: April 21, 2022

(affixed with corporate seal)

Party B: Jiangxi Juguang Internet Technology Co., Ltd.

Date signed: April 21, 2022

(affixed with corporate seal)

Rebate Supplementary Agreement

Contract No.: HT-JG-202207-044-001

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Address: Room 801, Block C, 8th Floor, 103rd Floor, Huizhongli, Chaoyang District, Beijing

Party B: Jiangxi Juguang Internet Technology Co., Ltd.

Contact address: 9th Floor, Shangrao Digital Economy Service Park, No. 168, Sanqing Shandong Avenue, Xinzhou District, Shangrao City, Jiangxi Province

Whereas:

Party A and Party B signed the “Media Platform Information Publishing Framework Contract” (hereinafter referred to as the “Original Contract”) with Party B’s contract number: HT-JG-202207-044 on April 21, 2022, valid until December 31, 2022. Based on the principle of mutual benefit and reciprocity, Party A and Party B have entered into the following supplementary agreement on matters not covered in the original contract according to the actual situation after friendly negotiation:

1.	Media platform: Ocean Engine; now both parties have clearly stipulated the rebate discount agreed in the original contract, that is, Party A can enjoy 7% account rebate discount according to the actual recharge amount of its account. That is, every time Party A recharges ¥100 (capitalized RMB 100) to its background account, the available consumption amount displayed in Party A’s background account is ¥107 yuan. Both Party A and Party B agree and have no objection to the above rebate discount. Party A agrees that Party B may change at any time according to the adjustment of the rebate rules on the media platform. Party B shall notify Party A within three days of receiving the adjustment of the rebate rules from the media platform. If the two parties fail to reach a consensus, either party has the right to terminate this agreement and shall not be liable for breach of contract. If the adjustment of the rebate rules notified by the media platform is traced back to the part that needs to be returned by Party B at a certain time before the notification date, Party B has the right to request Party A to return the part of the rebate amount.

2.	As a supplementary agreement to the original contract, this agreement constitutes an effective part of the original contract. If the provisions of this agreement are inconsistent with the original contract, this agreement shall be followed; if there is no agreement in this agreement, the original contract shall prevail.

3.	This agreement will come into effect on the date when both parties affix their official seals or special seals for the contract. This agreement is in duplicate, each party holds one copy, and each copy has the same legal effect.

(There is no text below)

Party A: Beijing Haoxi Digital Technology Co., Ltd.

Date signed: April 21, 2022

Seal: (affixed with corporate seal)

Party B: Jiangxi Juguang Internet Technology Co., Ltd.

Date signed: April 21, 2022

Seal: (affixed with corporate seal)